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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                            AS OF AUGUST 31ST 2013

             FUND                    NAME OF PERSON        OWNERSHIP% OF SERIES

 COLUMBIA MARSICO FLEXIBLE      AMERICAN ENTERPRISE
   CAPITAL FUND                   INVESTMENT SVC                  33.67%
 COLUMBIA MARSICO FLEXIBLE
   CAPITAL FUND                 CHARLES SCHWAB & CO. INC.         29.43%

                             AS OF MARCH 1ST 2013

             FUND                    NAME OF PERSON        OWNERSHIP% OF SERIES